Exhibit 11(i)

The Trustees and Shareholders
Mentor Funds

We consent to:

        1. the use of our report dated November 8, 1996, for Mentor Funds, including the Mentor Growth Portfolio, Mentor Perpetual Global Portfolio, Mentor Capital Growth Portfolio, Mentor Strategy Portfolio, Mentor Income and Growth Portfolio, Mentor Municipal Income Portfolio, Mentor Quality Income Portfolio, and Mentor Short-Duration Income Portfolio, incorporated by reference herein,

        2. the use of our report dated November 8, 1996, for Mentor Balanced Portfolio, incorporated by reference herein,

        3. to the reference to our firm under the caption "Financial Highlights" in the prospectus of Mentor Funds, including the Mentor Growth Portfolio, Mentor Perpetual Global Portfolio, Mentor Capital Growth Portfolio, Mentor Strategy Portfolio, Mentor Income and Growth Portfolio, Mentor Municipal Income Portfolio, Mentor Quality Income Portfolio, and Mentor Short-Duration Income Portfolio,

        4. to the reference to our firm under the caption "Financial Highlights" in the prospectus of the Mentor Balanced Portfolio, and

        5. to the reference to our firm under the caption "INDEPENDENT ACCOUNTANTS" in the statement of additional information for Mentor Funds, including the Mentor Growth Portfolio, Mentor Perpetual Global Portfolio, Mentor Capital Growth Portfolio, Mentor Strategy Portfolio, Mentor Income and Growth Portfolio, Mentor Municipal Income Portfolio, Mentor Quality Income Portfolio, Mentor Short-Duration Income Portfolio, and Mentor Balanced Portfolio.


                                                KPMG Peat Marwick LLP

Boston, Massachusetts
November 27, 1996